Exhibit 5


                                  A Partnership Including       Boston
                                  Professional Corporations     Chicago
                                  227 West Monroe Street        London
                                  Chicago, IL  60606-5096       Los Angeles
                                  312-372-2000                  Miami
                                  Facsimile 312- 984-7700       Moscow
                                  http://www.mwe.com            Orange County
                                                                New York
                                                                Silicon Valley
                                                                Vilnius
                                                                Washington, D.C.
MCDERMOTT, WILL & EMERY

                                  August 15, 2001



Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida 33445

         Re:      Office Depot Registration Statement on Form S-4
                  -----------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the registration statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration of $250,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2008 (the "NEW NOTES") of Office Depot, Inc., a Delaware corporation (the "COMPANY"). The New Notes will be offered in exchange (the "EXCHANGE") for the Company's outstanding 10% Senior Subordinated Notes due 2008 (the "OLD NOTES").

         The New Notes will be issued in exchange for Old Notes pursuant to an Indenture (the "INDENTURE") dated as of July 2, 2001 by and between the Company and SunTrust Bank, national association, as Trustee (the "TRUSTEE"), and the related Exchange and Registration Rights Agreement dated as of July 2, 2001 among the Company, Goldman, Sachs & Co., Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Fleet Securities, Inc. and SunTrust Equitable Securities Corporation (the "REGISTRATION RIGHTS AGREEMENT").

         We have examined the Registration Statement, the Indenture, the Registration Rights Agreement, the form of the New Notes, and other documents we have deemed necessary to enable us to express the opinion set forth below. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all corporate records of the Company, instruments and certificates of public officials and other persons that we deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies,

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August 15, 2001
Page 2


the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. We have further assumed that the New Notes will be duly executed and delivered in accordance with the authorizing resolutions of the Board of Directors of the Company.

         We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the federal laws of the United States and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the New Notes, when duly executed, authenticated and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the New Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which were filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 30, 2000.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,


                                            /s/ McDermott, Will and Emery